                               AGREEMENT OF LEASE
                                     BETWEEN
                      PHILADELPHIA FREEDOM PARTNERS, L.P.,
                                    LANDLORD
                                       AND
                           OWOSSO CORPORATION, TENANT

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----

 1.         Term                                                             1
 2.         Base Rent                                                        1
 3.         Improvement and Fixturing of Premises                            2
            (a)  Landlord's Work                                             2
            (b)  Tenant's Work                                               2
            (c)  Tenant Delay                                                2
            (d)  Access; Acceptance of Work                                  3
            (e)  Delivery of Possession                                      3
            (f)  Occupancy                                                   3
 4.         Additional Rent                                                  3
            (a)  Definitions                                                 4
            (b)  Expense Adjustment                                          6
            (c)  Adjustment for Services not Rendered
                 by Landlord                                                 7
            (d)  Tax Adjustment                                              8
            (e)  Partial Year                                                8
            (f)  Disputes                                                    9
            (g)  Place of Payment                                            9
            (h)  Tenant Taxes                                               10
            (i)  Delay in Computation                                       10
            (j)  No Credit                                                  10
 5.         Use of Premises                                                 10
 6.         Condition of Premises                                           10
 7.         Services                                                        11
            (a)  List of Services                                           11
            (b)  Billing for Electricity                                    13
            (c)  Interruption of Services                                   14
 8.         Alterations                                                     15
 9.         Liens                                                           16
10.         Insurance and Waiver of Subrogation                             16
11.         Fire or Casualty                                                18
12.         Waiver of Claims - Indemnification                              19
13.         Nonwaiver                                                       20
14.         Condemnation                                                    21
15.         Assignment and Subletting                                       22
16.         Holdover                                                        24

17.         Estoppel Certificate                                            25
18.         Subordination                                                   26
19.         Certain Rights Reserved by Landlord                             28
20.         Rules and Regulations                                           30
21.         Landlord's Remedies                                             30
22.         Expenses of Enforcement                                         34
23.         Covenant of Quiet Enjoyment                                     34
24.         Letter of Credit                                                35
25.         Real Estate Broker                                              36
26.         Miscellaneous                                                   36
            (a)  Rights Cumulative                                          36
            (b)  Captions and Usage                                         36
            (c)  Binding Effect                                             36
            (d)  Lease Contains All Terms                                   37
            (e)  Delivery for Examination                                   37
            (f)  No Air Rights                                              37
            (g)  Modification of Lease                                      37
            (h)  Intentionally Omitted                                      37
            (i)  Transfer of Landlord's Interest                            37
            (j)  Prohibition Against Recording                              38
            (k)  Covenants and Conditions                                   38
            (l)  Relationship of Parties                                    38
            (m)  Application of Payments                                    38
            (n)  Partial Invalidity                                         39
            (o)  Waiver of Trial by Jury                                    39
            (p)  Tenant's Authority                                         39
            (q)  Moving Allowance                                           39
            (r)  Landlord Representation                                    39
27.         Notices                                                         39
28.         Hazardous Substances                                            40
29.         Americans with Disabilities Act                                 42

EXHIBITS
--------

"A" - Plan
"B" - Landlord's Work
"C" - Rules and Regulations
"D" - Schedule of Base Rent
"E" - Rules and Regulations for Work Performed by Tenant
      or Tenant's Contractors
"F" - Form of Letter of Credit

                                  OFFICE LEASE
                                  ------------

                               THE TRIAD BUILDING
                           2200 RENAISSANCE BOULEVARD
                               KING OF PRUSSIA, PA


         THIS AGREEMENT OF OFFICE LEASE is made as of the 6th day of September, 1996 (hereinafter referred to as the "Lease") between PHILADELPHIA FREEDOM PARTNERS, L.P., a Delaware limited partnership (hereinafter referred to as "Landlord"), and OWOSSO CORPORATION, a Pennsylvania corporation, whose present address is One Tower Bridge, 100 Front Street, Suite 1400, West Conshohocken, PA 19428 (hereinafter referred to as "Tenant").

                                   WITNESSETH:
                                   ----------

         Landlord hereby leases to Tenant, and Tenant hereby accepts from Landlord, the premises (hereinafter referred to as the "Premises") containing approximately 12,715 square feet of rentable area on the first floor, and, as of the date of this Lease, currently known as Suite 150, and designated on the plan attached hereto as Exhibit "A" in the building known as The Triad Building, 2200 Renaissance Boulevard, King of Prussia, Pennsylvania (hereinafter referred to as the "Building") located on land (hereinafter referred to as the "Land" and the Building and the Land are sometimes hereinafter together called the "Property"), subject to the covenants, terms, provisions and conditions of this Lease.

         In consideration thereof, Landlord and Tenant covenant and agree as follows:

          1. Term. The term of this Lease (the "Term") shall commence on that date (the "Commencement Date") which is the sooner of October 1, 1996 (the "Scheduled Commencement Date") or the date upon which Tenant shall have commenced occupancy of any part of the Premises and, unless sooner terminated as provided herein, shall end, absolutely and without the need for notice from either party to the other, on September 30, 2006 (the "Termination Date").

         2. Base Rent. Subject to adjustment as herein provided, the Base Rent to be paid hereunder shall be in accordance with Exhibit "D" attached hereto and made a part hereof, per annum which shall be paid in advance on or before the first day of each calendar month during the Term, in equal monthly installments in accordance with Exhibit "D" attached hereto and made a part hereof, provided, however, that Tenant shall pay the first full monthly installment at the time of execution of this Lease. If the Term commences other than on the first day of a month or ends other than on the last day of a month, the Base Rent for such month shall be prorated. The Base Rent for the portion of the month in which the Term commences shall be paid on the first day of the first full month of the Term.

          3. Improvement and Fixturing of Premises.

                  (a) Landlord's Work. Landlord shall (at its cost and expense except as noted below) construct the Premises for Tenant's use and occupancy in accordance with plans and specifications prepared by Polek Schwartz Architects, incorporating in such construction all items of Landlord's work described in Exhibit "B" (the "Final Plans"). The parties hereto acknowledge and agree that Landlord has budgeted the sum of One Hundred Thirty-Nine Thousand Eight Hundred Sixty-Five Dollars ($139,865.00) for the construction of the improvements to the Premises as set forth in the Final Plans (which includes a six (6) percent construction management fee) and Tenant shall be responsible for the cost of all improvements in excess of such allowance.

                  (b) Tenant's Work. All work in or upon the Premises required for Tenant to open for business in addition to the items of Landlord's Work specifically enumerated as Landlord's Work in Exhibit "B" shall be "Tenant's Work" and shall be performed by Tenant at Tenant's cost and expense. Landlord and Tenant acknowledge that all of Tenant's Work shall be completed by Tenant, or its designated agents or contractors. Tenant shall comply with the Rules and Regulations for Work Performed by Tenant or Tenant's Contractors, attached hereto as Exhibit "E" and made a part hereof.

                  (c) Tenant Delay. As used herein, the term "Tenant Delay" shall mean any delay caused by Tenant, its architect, representatives, agents, servants or employees, including, without limitation, (i) any delay which is caused by changes, requested by Tenant, in the work to be performed by Landlord,
(ii) any delay caused by any failure of Tenant to furnish to Landlord any required plan, information, approval or consent within any period of time required therefor by the terms of this Lease or, in any instance where no specific time period is so required by the terms of this Lease, within such reasonable period of time as shall be required for the expeditious prosecution of the work to be done by Landlord, (iii) any delay caused by any failure of Landlord to approve any plan or other information required to be submitted by Tenant and approved by Landlord (to the extent that Landlord has the right to withhold such approval pursuant to the terms of this Lease) or (iv) any delay which is caused by the performance of any work or activity in the Premises by Tenant or any contractor of Tenant. In the event of any Tenant Delay causing delay in substantial completion of the work to be done by Landlord in the Premises, the Commencement Date shall be deemed to be the date which would have been the Commencement Date had such delay not occurred.

                  (d) Access; Acceptance of Work. Landlord shall afford Tenant and its employees, agents and contractors access to the Premises at reasonable times prior to the commencement of the Term and at Tenant's sole risk and expense, for the purposes of inspecting and verifying Landlord's performance of the Landlord's Work. Tenant shall advise Landlord promptly of any objection to the performance of such work.

                  (e) Delivery of Possession. If Landlord shall, for any reason fail to make available to Tenant possession of the Premises on or before the Scheduled Commencement Date, Landlord shall not be subject to any liability for such failure. Under such circumstances, Tenant's obligations to pay the Base Rent, the Tax Adjustment and the Operating Expense Adjustment shall not commence until Landlord makes possession available; and such failure to make available to Tenant possession of the Premises on or before the Scheduled Commencement Date or any other date, shall not in any other way affect the validity of this Lease, or the Term, or the obligations of Tenant hereunder, nor shall such failure be construed in any way to extend the Term. Such deferral of rent shall be Tenant's sole and exclusive right and remedy with respect to any such failure. There shall be no deferral of rent, however, if any such failure is caused in whole or part by a delay in taking occupancy caused by Tenant.

                  (f) Occupancy. The Premises shall not be deemed incomplete or not ready for occupancy or for delivery of possession, if details of construction, mechanical adjustments or decoration, or other items of the Landlord's Work which do not materially interfere with Tenant's use of the Premises, remain to be done, provided that such items are completed within 45 days of delivery of possession.

         4. Additional Rent. In addition to paying the Base Rent specified in Paragraph 2 hereof, Tenant shall pay as "additional rent" the amounts determined as hereinafter set forth in this Paragraph 4, any and all other sums, expenses and charges due or payable by Tenant under this Lease, and any and all costs, expenses and reasonable attorneys' fees incurred by Landlord in collecting any and all Base Rent, amounts due pursuant to this Paragraph 4, and such other sums, expenses, charges, or in enforcing any of Tenant's obligations under this Lease. The Base Rent and such additional rent are sometimes herein collectively referred to as "rent". All amounts due under this Lease as additional rent shall be payable in the same manner and at the same place as the Base Rent.

             (a) Definitions. As used in this Paragraph 4, the terms:

                  (i) "Base Year" shall mean the calendar year 1996.

                  (ii) "Calendar Year" shall mean each calendar year in which any part of the Term falls, through and including the year in which the Term expires.

                  (iii) "Consumer Price Index" shall mean the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI-W) (Philadelphia area only), 1982-84 = 100.

                  (iv) "Tenant's Proportionate Share" shall mean 7.41% being the percentage calculated by dividing 12,715 square feet, the rentable area of the Premises provided at the beginning of this Lease by 171,563 square feet. The rentable area of the Premises has been calculated according to a method pursuant to which a portion of the common areas has been deemed included in the Premises. Landlord and Tenant irrevocably acknowledge and agree that the rentable area of the Premises for the purposes of calculation of Additional Rent and Tenant's Proportionate Share shall be deemed to be 12,715 square feet and the area of the rentable office space in the Building shall be deemed to be 171,563 square feet.

                  (v) "Taxes" shall mean all real estate taxes and assessments (general, extraordinary, special or otherwise) transit taxes, water and sewer rents, taxes based upon the receipt of rent, including gross receipts or sales taxes, or similar impositions and expenses, levied or assessed upon or with respect to the Land and/or Building and ad valorem taxes for any personal property used in connection therewith and all taxes levied or assessed upon or with respect to the leasing, use or occupancy of the Property or any part thereof or the rents or receipts paid or payable to Landlord therefrom (including, without limitation, any tax levied or assessed especially with respect to real property or any type of real property which includes the Property), which Landlord shall become obligated to pay with respect to the Property during any Calendar Year, any portion of which occurs during the Term (without regard to any different fiscal year by the respective governmental or municipal authority). Should the Commonwealth of Pennsylvania, or any political subdivision thereof, or any other governmental authority having jurisdiction over the Property, impose a tax, assessment, charge or fee, which Landlord shall be required to pay, wholly or partially in substitution for or in addition to any of the above Taxes, all such taxes, assessments, fees or charges shall be deemed to constitute Taxes hereunder. "Taxes" shall include all fees and costs, including reasonable attorneys' fees, appraisals and consultants' fees, incurred by Landlord in any year subsequent to the Base Year in seeking to obtain a reduction of, or a limit on, any increase in any Taxes (regardless of whether any reduction or limitation is obtained) in excess of the aggregate amount of such fees and costs incurred by Landlord in the Base Year for such purposes.

                  (vi) "Operating Expenses" shall mean all expenses, costs and disbursements (other than Taxes) of every kind and nature (determined for the applicable Calendar Year on an accrual basis) paid or incurred by or on behalf of Landlord in connection with the ownership, management, operation, maintenance and repair of the Land, the Building and the office park known as Renaissance at Gulph Mills which are incurred with respect to the Building or the ground or facilities used in connection therewith, or are payable or allocable with respect to the Building by virtue of the ownership of the Property and Building or by an Owner's Association Agreement or by the Declaration of Protective Covenants for Renaissance at Gulph Mills. Landlord agrees that it will not collect more than one hundred percent (100%) of the Operating Expenses for the Building in any given lease year. The following will not be included in Operating Expenses:

                       (A) Costs of the initial improvement to, or alterations of any tenant's premises;

                       (B) Principal or interest payments on loans secured by mortgages or trust deeds on the Building and/or on the Land;

                       (C) Costs of capital improvements, except that Operating Expenses shall include the cost as amortized over such number of years as Landlord may reasonably determine, in accordance with generally accepted accounting principles, with interest at the rate of twelve percent (12%) per annum on the unamortized amount, of any capital improvements made or installed during the Base Year or any Calendar Year which, (1) in Landlord's reasonable opinion, will have the effect of reducing any component cost included within Operating Expenses, (2) are made or installed to keep the Property in compliance with all governmental rules and regulations applicable from time to time thereto, and (3) under generally applied real estate accounting practices may be expensed or treated as deferred expenses (and the amortization and interest so determined for each Calendar Year shall be included in Operating Expenses for that Calendar Year). Landlord represents and warrants that as of the date hereof there are no material outstanding deferred maintenance or replacement projects (other than ordinary repairs and wear and tear that do not exceed, in the aggregate, $25,000), including without limitation, capital repairs for Americans with Disabilities, lead paint, CFC's or other compliance items required under applicable law, which will not be included within the Base Year calculation;

                       (D) Leasing commissions for space in the Building;

                       (E) The cost of electricity for which Landlord receives reimbursement from Tenant or other tenants;

                       (F) Accountants', consultants', auditors' or attorneys' fees, costs and disbursements and other expenses incurred in connection with the negotiations or disputes with tenants or prospective tenants or other occupants, or associated with the enforcement of any leases;

                       (G) Costs of any items or services sold or provided to tenants (including Tenant) for which Landlord is actually reimbursed by such parties;

                       (H) Depreciation taken as a deduction on Landlord's federal income tax return;

                       (I) Overhead and profit increment paid to subsidiaries or affiliates of Landlord or to any party as a result of non-competitive selection process, for management or other services on or to the building or for supplies or other materials, but only to the extent that the costs of such services, supplies or materials exceeds the costs that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis;

                       (J) Any compensation paid to clerks or tenants or other persons in commercial concessions operated by Landlord; and

                       (K) Any fines or fees for Landlord's failure to comply with governmental, quasi-governmental or regulatory agency's rules and regulations provided such fines or fees were not imposed upon them are due to Tenant's failure to comply with its obligations under this Lease.

             (b) Expense Adjustment.

                  (i) Tenant shall pay as additional rent for each Calendar Year, that amount ("Expense Adjustment Amount") which is Tenant's Proportionate Share of the amount by which the Operating Expenses incurred with respect to such Calendar Year exceed the amount thereof incurred with respect to the Base Year; provided, however, that in determining the amount of Operating Expenses for each Calendar Year subsequent to the Base Year, if less than 95% of the Rentable Area of the Building shall have been occupied at any time during such Calendar Year, Operating Expenses shall be deemed for such Calendar Year to be in the amount reasonably determined by Landlord to be equal to that amount of like expenses which normally would be expected to be incurred had such occupancy been 95% throughout such Calendar Year. Landlord represents that the Operating Expenses for the Base Year have been or will be adjusted to reflect an occupancy level of ninety five percent (95%) as aforesaid.

                  (ii) The Expense Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments, payable in advance on the first day of each calendar month during the course of such year, in amounts estimated from time to time by Landlord and communicated by written notice to Tenant. Landlord shall cause to be kept books and records showing Operating Expenses in accordance with generally-accepted accounting principles. Following the close of each Calendar Year, Landlord shall cause the amount of the Expense Adjustment Amount for such Calendar Year to be computed based on Operating Expenses for such Calendar Year, and Landlord shall deliver to Tenant a statement of such amount and Tenant shall pay any deficiency as shown by such statement to Landlord within 30 days after receipt of such statement. If the total of the estimated monthly installments paid by Tenant during any Calendar Year exceed the actual Expense Adjustment Amount due from Tenant for such Calendar Year, then, at Landlord's option, such excess shall be either credited against payments next due hereunder or refunded by Landlord, provided Tenant is not then in default hereunder. Tenant's obligations to pay the Expense Adjustment Amount and Landlord's obligations to refund any excess amount shall survive the expiration or earlier termination of this Lease. In the event a refund is due Tenant after the expiration or earlier termination of this Lease, such refund shall be paid upon the final reconciliation of the Expense Adjustment Amount for such Calendar Year provided that Tenant is not in default of any obligations under this Lease.

             (c) Adjustment for Services not Rendered by Landlord. If Landlord is not furnishing any particular work or service (the cost of which, if furnished by Landlord would be included in Operating Expenses) to a tenant who has undertaken to itself to perform or obtain such work or service in lieu of the furnishing thereof by Landlord, Operating Expenses shall be deemed for purposes of this Paragraph 4 to be increased by an amount equal to the additional Operating Expenses, as reasonably determined by Landlord, which would have been incurred during such period if Landlord had at its own expense furnished such work or service to such tenant.

             (d) Tax Adjustment. Tenant shall pay as additional rent, in addition to the Base Rent required by Paragraph 2 hereof, an amount ("Tax Adjustment Amount") equal to Tenant's Proportionate Share of the amount by which the Taxes with respect to each Calendar Year exceeds the Taxes with respect to the Base Year. The Tax Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments, payable in advance on the first day of each calendar month during the course of such year in amounts estimated from time to time by Landlord and communicated by written notice to Tenant. Following the close of each Calendar Year, Landlord shall cause the amount of the Tax Adjustment Amount for such Calendar Year to be computed based on Taxes for such Calendar Year and Landlord shall deliver to Tenant a statement of such amount and Tenant shall pay any deficiency as shown by such statement to Landlord within 30 days after receipt of such statement. If the total of the estimated monthly installments paid by Tenant during any Calendar Year exceeds the actual Tax Adjustment Amount due from Tenant for such Calendar Year, then, at Landlord's option such excess shall be either credited against payments next due hereunder or refunded by Landlord, provided Tenant is not then in default hereunder. The amount of any refund of Taxes received by Landlord shall be credited against Taxes for the year in which such refund is received. In determining the amount of Taxes for any year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment required to be paid during such year as if the Landlord had elected to have such special assessment paid over the maximum period of time permitted by law; if the authority to whom such assessment is to be paid shall not permit such assessment to be paid in installments, the amount of such assessment shall be treated as being amortized over such number of calendar years, beginning with the Calendar Year in which the assessment is payable, as Landlord shall reasonably determine, with interest at the rate of 15% per annum on the unamortized amount, and such amortization and interest for each Calendar Year shall be included in Taxes for that Calendar Year.

             (e) Partial Year. If only part of any Calendar Year shall fall within the Term, the amounts computed as additional rent, with respect to such Calendar Year under the foregoing provisions of this Paragraph 4 shall be prorated in proportion to the portion of such Calendar Year falling within the Term, but the expiration or termination of this Lease prior to the end of such Calendar Year shall not impair the Tenant's obligation hereunder to pay such prorated portion of such additional rent with respect to that portion of such year falling within the Term, and such obligation shall survive the expiration or termination of this Lease. In the event a refund is due Tenant after the expiration or earlier termination of this Lease, such refund shall be paid upon the final reconciliation of the Tax Adjustment Amount or the Expense Adjustment Amount for such period provided that Tenant is not in default of any obligations under this Lease.

             (f) Disputes. Any statement furnished to Tenant by Landlord under the provisions of this Paragraph 4 shall constitute a final determination as between Landlord and Tenant as to the rent set forth therein due from Tenant for the period represented thereby, unless Tenant, within sixty (60) days after such statement is furnished, shall give a notice to Landlord that it disputes the correctness thereof, specifying in detail the basis for such assertion. Pending resolution of such dispute, Tenant shall pay all disputed amounts in accordance with the statement furnished by Landlord. Landlord agrees, upon prior written request, during normal business hours to make available for Tenant's inspection, at Landlord's offices, Landlord's books and records which are relevant to any items in dispute. Provided that Tenant is not in default, upon at least seven
(7) days prior written notice, Tenant, at Tenant's own cost and expense shall have the right to audit Landlord's books and records: (a) at any time (but only once during the term of the Lease) with respect to the Base Year calculation, and (b) at any time within the above said sixty (60) day period for any other period, in order to determine if Tenant agrees with Landlord's calculation of such costs and expenses. Any such audit shall be conducted at a location designated by Landlord and Tenant's notice of its intention to audit shall include a reasonably detailed explanation of the nature of its dispute. If Tenant's audit determines that Landlord has incorrectly charged Tenant for Operating Expenses in the aggregate by a factor of five percent (5%) or more, the costs of such audit shall be borne by Landlord and Landlord shall either refund or credit the overpayment to Tenant.

             (g) Place of Payment. Tenant shall, without any demand therefor and without setoff, reduction or recoupment, pay, to Landlord's agent, Amerimar Triad Management Co., Inc. at 210 W. Rittenhouse Square, Suite 1900, Philadelphia, Pennsylvania 19103 Attention: Lori LoBiondo ("Agent") or to such other person and/or at such other place as Landlord may from time to time direct by notice given to Tenant, the Base Rent as well as all other sums which may become due by Tenant under this Lease. All such other sums shall be payable as additional rent. All checks shall be made payable to PHILADELPHIA FREEDOM PARTNERS, L.P. Tenant hereby covenants and acknowledges that Tenant's obligation to pay Base Rent and all additional rent pursuant to this Paragraph 4 is independent of each and every of Landlord's covenants and agreements contained in this Lease.

             (h) Tenant Taxes. Any provision hereof to the contrary notwithstanding, Tenant shall, within five (5) business days after written demand from time to time, as additional rent, pay to Agent or, as Landlord may direct, to Landlord or to the tax collecting authority, the full amount of all taxes, levies, charges and assessments legally required or authorized to be collected by Landlord from Tenant or any subtenant or occupant of the Premises and all taxes, levies, charges and assessments required to be paid by Landlord (or imposed upon the Property) if not paid by or collected from Tenant or a subtenant or occupant of the Premises. Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against all loss, cost, liability and expenses (including counsel fees and costs of litigation) which Landlord may suffer, incur or be exposed to as a result of any assertion against Landlord of liability for any of the taxes referred to in this subparagraph (h), and from and against any penalties or interest relating thereto, which Tenant fails to pay pursuant hereto.

             (i) Delay in Computation. Delay in computation of the Expense Adjustment Amount or Tax Adjustment Amount shall not be deemed a default hereunder or a waiver of Landlord's right to collect any of such amounts.

             (j) No Credit. Tenant shall not be entitled to any rebate or credit in the event either Taxes or Operating Expenses for any Calendar Year is lower than the Base Year.

     5. Use of Premises. Tenant shall use and occupy the Premises solely as an office for general and administrative purposes in connection with the management of a diversified manufacturing company and for no other purpose. The maximum permitted occupancy of the Premises is one person for each 200 rentable square feet of the Premises.

         6. Condition of Premises. The Tenant's taking possession of the Premises or any portion thereof shall be conclusive evidence that the Premises or any such portion was in good order and satisfactory condition when the Tenant took possession. At the expiration or other termination of this Lease or of Tenant's right of possession, Tenant shall leave the Premises, and during the Term will keep the same, in good order and condition, ordinary wear and tear, insured damage by fire or other casualty (which fire or other casualty has not occurred through the negligence of Tenant or those claiming under Tenant or their employees or invitees respectively) alone excepted; and for that purpose, Tenant shall make all necessary repairs and replacements if required hereunder. Tenant shall give Landlord prompt notice of any damage to or accident upon the Premises and of any breakage or defects in the window glass, wires or plumbing, heating, ventilating or cooling or electrical apparatus or systems on or serving the Premises. Tenant shall at the expiration or termination of this Lease or of Tenant's right of possession, also have had removed from the Premises all furniture, trade fixtures, office equipment and all other items of Tenant's property so that Landlord may again have and repossess the Premises. Tenant shall comply with all laws, rules, orders, ordinances and regulations at any time issued or in force by any lawful authority, applicable to Tenant or any other occupant of the Premises, or to the Premises, or to the use or occupancy of the Premises. Tenant shall repair, at or before expiration or termination of this Lease or of Tenant's right of possession, all damage done to the Premises or any other part of the Building by installation or removal of furniture and property by Tenant or any subtenant or any agent, employee or invitee of Tenant or any subtenant. Tenant shall, within five (5) business days after written demand, pay to Landlord the amount of any uninsured (including the amount of any deductibles) damages suffered or incurred by Landlord as a result of any injury to any part of the Property other than the Premises, done by Tenant or any subtenant or any agent, employee or invitee of Tenant or any subtenant. Tenant shall not do or commit, or suffer or permit to be done or committed, any act or thing as a result of which any policy of insurance of any kind on or in connection with the Property shall become void or suspended, or any insurance risk on or in connection with the Building or any other portion of the Property shall (in the opinion of the insurer or any insurance organization) be rendered more hazardous; without limitation of all other rights and remedies of Landlord, Tenant shall pay as additional rent the amount of any reasonably documented increase of premiums for such insurance, resulting from any breach of this provision.

         7. Services.

            (a) List of Services. Landlord shall provide the following services, and no others, on all days during the Term, except Saturdays, Sundays and holidays, unless otherwise stated:

                  (i) Subject to subparagraph 7(b) hereof, Landlord shall provide heating between October 15 and April 15, and air conditioning between May 1 and October 1, when necessary for normal comfort in the Premises (but Landlord shall not be required to provide heating or air conditioning to any extent in excess of that which is within the parameters of any federal, state or local requirements or recommendations which may be applicable or with which Landlord in good faith may decide to comply) from Monday through Friday, during the period from 8 a.m. to 6 p.m., holidays excepted. Landlord shall, upon 24 hours notice by Tenant, provide heating or cooling at other times at its standard rates for such services. Landlord shall use reasonable efforts to maintain the temperature within the Premises between 67(degree) and 76(degree) Fahrenheit. Tenant, within ten days after its receipt of each bill therefor, will pay for all heating and air conditioning requested and furnished at other times or required due to heat producing equipment, or equipment requiring a controlled climate, installed by or for Tenant, at rates to be established from time to time by Landlord.

                  (ii) Subject to subparagraph 7(b) hereof, Landlord shall provide electrical energy for standard building lighting fixtures provided by Landlord and for the operation of desk-top portable office equipment, provided that (A) the connected electrical load of such equipment does not exceed an average of one watt per square foot of the Premises and (B) the electricity so furnished for equipment uses will be at a nominal 120 volts and no electrical circuit for the supply of such use need have a current capacity exceeding 20 amperes. If Tenant's requirements for electricity are in excess of those set forth in the preceding sentence, and if, in Landlord's sole judgment, Landlord's facilities are inadequate for such additional requirements and if electrical energy for such additional requirements is available to Landlord, Landlord upon written request and at the sole cost and expense of Tenant will furnish and install, or, at Landlord's sole discretion, permit Tenant to furnish and install, such additional wires, risers, conduits, feeders and switchboards as reasonably may be required to supply such additional requirements of Tenant provided (1) that the same shall be permitted by applicable laws and insurance regulations (2) that, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building, (3) that, in Landlord's sole judgment, the same will not in any way diminish or adversely affect the electricity which Landlord deems should remain available for other tenants, and (4) that Tenant, at Tenant's expense, shall, concurrently with the making of such written request, execute and deliver to Landlord, Tenant's written undertaking, in form and substance satisfactory to Landlord, obligating Tenant to fully and promptly pay the entire cost and expense of so furnishing and installing any additional wires, risers, conduits, feeders and/or switchboards.

Tenant shall bear the cost of replacement of lamps, starters and ballasts for lighting fixtures, and shall reimburse Landlord therefor within 15 days of Landlord's submission of each bill therefor.

                  (iii) Domestic water from the regular Building outlets for drinking, lavatory and toilet purposes.

                  (iv) Janitorial services Monday through Friday in and about the Premises (except holidays). If any material use made of the Premises after 6 p.m. shall by reason of work force scheduling or security, overtime, union rules, general security or otherwise cause any increase in Landlord's cost for providing janitorial services, Tenant shall, as additional rent, pay all bills for reimbursement of Landlord for such increase, within 10 days after Tenant's receipt of such bill.

                  (v) Automatic passenger elevator service at all times for authorized building personnel.

                  (vi) Freight elevator services subject to reasonable scheduling by Landlord.

                  (vii) Clearance of snow from walkways, parking areas and access drives as soon as practicable after the end of snowfall or end of any such storm, and removal of ice and ice accumulation.

                  (viii) Common area maintenance and landscaping.

                  (ix) repair, maintain (including compliance with all applicable laws relating to same) and replace where required: (A) plumbing, sprinkler, heating, ventilating and air conditioning systems, building electrical systems and mechanical lines and equipment associated therewith, all of which are either located in or serve the Building, the Premises or Common Areas; (B) the exterior and interior structure of the Building including the roof, atrium, exterior walls, bearing walls, wood beams, foundation, columns, lateral support to the Building, the Premises, the Common Areas; and (C) the exterior improvements to the land including curbs, driveways, parking areas, sidewalks, lighting and ditches.

             (b) Billing for Electricity.

                 Tenant shall pay to Landlord as Additional Rent, within 10 days after receipt from Landlord of each statement of the amount due, in each period chosen by Landlord, the costs of Landlord supplying such quantity of electricity as is consumed by Tenant and the Tenant's Proportionate Share of the electricity consumed by all of the tenants of the Building for interior and exterior common areas or elements of the Building (including, without limitation, the cost for taxes, fuel adjustment charges, transfer charges and other like charges regularly passed on to the consumer by the public utility furnishing electricity to the Building (collectively, "Tenant Electric Charges"). Tenant Electric Charges shall be based upon (i) a submeter installed at or for the Premises or the floor of the Building on which the Premises is located or, at Landlord's option, (ii) for any Premises less than a full floor, on the basis of the Tenant's pro rata share of all of the space located on such floor, the numerator of which is the Rentable Area of the Premises and the denominator of which is the Rentable Area of all leased premises on such floor of the Building which share a common electrical submeter and which are occupied during the period in question. The Tenant Electric Charge shall be further based upon the general service rates of the Philadelphia Electric Company prevailing from time to time for similar service and shall be equal to: (a) 100% of all metered electricity for the Premises; (b) Tenant's Proportionate Share of electricity attributable to the Building for interior and exterior common areas or elements; (c) Tenant's Proportionate Share or allocable share, as reasonably apportioned by Landlord, of electric (or other energy supply) for HVAC which will be apportioned considering all factors that bear on Tenant's use, including but not limited to, Tenant's special demands caused by the number of people using the Premises and heat generated by the electrical usage in the Premises.

                 In the event that electric service to the Premises is not properly submetered, Tenant shall pay to Landlord, in monthly installments at the time prescribed for the monthly installments of the Base Rent, amounts, as estimated by Landlord from time to time, which Tenant would pay for use if the same were separately metered to the Premises by the local electric utility company and billed to Tenant at the general service rates of the Philadelphia Electric Company prevailing from time to time for similar service.

             (c) Interruption of Services. Tenant agrees that Landlord shall not be liable for damages (by abatement of rent or otherwise) for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, renewals, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort so to do, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of the Tenant's use and possession of the Premises or relieve the Tenant from paying Rent or performing any of its obligations under this Lease unless such interruption is due or caused by Landlord's, or its agents or employees' negligence or willful misconduct and such interruption continues for five (5) consecutive business days and renders the Premises untenantable.

        8. Alterations.

           (a) Tenant shall not, without the prior written consent of Landlord, make any alterations, improvements or additions to the Premises. It is agreed that with respect to alterations, improvements or additions costing less than Three Thousand Dollars ($3,000.00) in the aggregate, Landlord's consent shall not be unreasonably withheld or delayed. For such work costing more than Three Thousand Dollars ($3,000.00) in the aggregate such consent may be granted or withheld in Landlord's sole discretion. If Landlord consents to any alterations, improvements or additions, it may impose such conditions with respect thereto as Landlord deems appropriate, including, without limitation, Landlord's approval of the contractors to perform the work, contractor's lien waivers, insurance against liabilities which may arise out of such work, plans, specifications and permits necessary for such work and as-built drawings upon completion of such work. All work done by Tenant or its contractors pursuant to and in accordance with this Paragraph 8, or otherwise shall be done in a first-class workmanlike manner, using only good grades of materials and without disturbing other tenants, shall be done in compliance with all insurance requirements and all applicable laws or ordinances and rules and regulations of governmental departments or agencies and shall be done by responsible contractors and subcontractors approved by Landlord in advance whose engagement will not in Landlord's opinion, and in fact does not, result in any labor dispute at the Building, whether in connection with any construction at the Building, the operation of the Building or otherwise.

           (b) All alterations, additions or improvements made by Tenant and all fixtures attached to the Premises shall become the property of Landlord and remain at the Premises (including the Landlord's Work and the Tenant's Work). Notwithstanding the foregoing, for alterations, additions or improvements other than the Tenant's Work and the Landlord's Work ("Additional Work"), Tenant shall, at the time it seeks consent for such Additional Work, ask Landlord for a determination of whether said Additional Work shall be removed at the expiration or sooner termination of the Lease. Should Tenant fail to seek such determination or should Landlord determine that the Additional Work shall be removed, any or all of the Additional Work shall be removed at the cost of Tenant before the expiration or sooner termination of this Lease and in such event Tenant shall repair all damage to the Premises caused by the installation and/or removal thereof. Tenant shall not permit or suffer any signs, advertisements or notices to be displayed, inscribed upon or affixed on any part of the outside or inside of the Premises, or in the Building, except on the directory board to be provided by Landlord and on the entrance doors of the Premises, provided, however, that Tenant shall not display, inscribe or affix any sign on such directory board or on the entrance doors of the Premises without, in each instance, obtaining the prior written approval from Landlord as to the size, color and style of such sign. Landlord shall have the right to remove unauthorized signs at Tenant's expense.

         9. Liens. Tenant shall not permit there to be filed against the Property or Landlord's interest therein or any part of either, and shall forthwith remove or have removed, any mechanics', or materialmen's or other lien, or claim thereof, filed by reason of work, labor, services or materials provided for or at the request of Tenant (other than work, labor, services or materials provided by the Landlord) or any subtenant or occupant or for any contractor or subcontractor employed by Tenant or any subtenant or occupant, and shall exonerate, protect, defend and hold free and harmless Landlord against and from any and all such claims or liens. Without limitation of the foregoing, if any such claim or lien be filed, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due in the claim or lien or by procuring the discharge of such lien or claim by deposit or by bonding proceedings, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of any action for the foreclosure of such lien by the claimant or lienor and to pay the amount of any judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses, including, without limitation, reasonable attorneys' fees, in connection therewith, together with interest thereon at the Lease Interest Rate (hereinafter defined) from the respective dates of Landlord's making of the payments and incurring of the costs and expenses, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

         10. Insurance and Waiver of Subrogation.

             (a) During the Term, Tenant at its sole cost shall maintain, with responsible insurance companies acceptable to Landlord and qualified to do business in the Commonwealth of Pennsylvania, general comprehensive public liability insurance with the broad form commercial liability endorsement including contractual liability insurance covering Tenant's indemnity obligations hereunder, insuring against claims for personal injury (including death) and property damage, with respect to Tenant's activities and property in, on and about the Premises, and with respect to occurrences arising out of or related to this Lease and/or Tenant's use or occupancy of the Premises and the Property and the activities therein, thereon and thereabout of Tenant and any subtenants and their respective servants, employees, agents, invitees and licensees, with coverage on an occurrence basis in all cases of not less than a combined single limit of $1,000,000 per occurrence. Landlord, Amerimar Triad Management Company, Inc. ("Manager"), or any other manager of the Building, any Mortgagee (as hereinafter defined) and, if Landlord requires, Landlord's architect or contractor who may perform services or work in, on, about or in connection with the Premises, and the respective agents, partners and employees of the foregoing, all as their interests may appear, shall be designated named insureds in the policies for such insurance. Said policies shall contain endorsements providing that the naming of more than one insured shall not operate to limit or void the coverage of any named insured relating to claims by another named insured. Tenant shall, prior to the commencement of the Term, and at least 30 days prior to the expiration date of each policy which Tenant is required by this Lease to maintain, furnish to Landlord certificates evidencing the coverage required hereinabove in this Paragraph and the renewal thereof, which certificates shall state that such insurance coverage may not be materially changed or canceled without at least twenty (20) days prior written notice to Landlord. The aforesaid amount of required insurance coverage shall, from time to time, be increased, effective upon the sixtieth (60th) day after Landlord shall have given Tenant notice specifying the new amount, to be that amount which bears the same ratio to $1,000,000 as the Consumer Price Index (hereinabove defined) for the calendar month next preceding the date of such notice bears to the Consumer Price Index for the last month of the Measurement Year (hereinabove defined). Such notice shall not be given sooner than the fifth anniversary of the date of this Lease, nor more frequently than once every five years. During the Term, Tenant, at its sole cost, shall maintain "all risk" physical damage insurance including fire, sprinkler, leakage, vandalism and extended coverage for the full replacement cost of all additions, improvements and alterations to the Premises and of all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises. Landlord agrees to maintain, during the Term, property and liability insurance in scope and coverage amounts consistent with office building projects similar to the Property.

             (b) Tenant shall not do or commit, or suffer or permit to be done or committed, any act or thing as a result of which any policy of insurance of any kind on or in connection with the Property shall become void or suspended, or any insurance risk on or in connection with the Building or any other portion of the Property shall (in the opinion of the insuring companies or any insurance organization) be rendered more hazardous. Tenant shall pay as additional rent the amount of any increase of premiums for such insurance, resulting from any breach of this covenant.

             (c) As used in this Paragraph 10(c) and in Paragraph 12 hereof only, "Landlord" shall mean Landlord, Beneficiary (if Landlord is a trustee under a land trust), Manager, any other manager of the Building, any Mortgagee, and the respective partners, shareholders, agents, employees, officers and directors of the foregoing. Notwithstanding anything herein to the contrary, Landlord and Tenant each hereby releases the other, its partners, agents and employees, to the extent of the releasing party's coverage under its insurance policies (or to the extent required to be carried hereunder), from any and all liability for any loss or damage which may be inflicted upon the property of such party, notwithstanding that such loss or damage shall have arisen out of the negligence of the other party, its partners, agents or employees. Each party agrees to require its insurers to issue policies containing such provisions and a waiver of the right of subrogation. Landlord and Tenant shall provide notice to the other party to the extent either of their respective policies do not contain such a required waiver of the right of subrogation.

         11. Fire or Casualty.

             (a) If the Premises or the Building (including machinery or equipment used in the operation of the Building) shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises (in the case of the Premises, substantial shall mean 20% or more of the area of the Premises) or Building untenantable, then Landlord shall repair and restore the Premises (exclusive of tenant finishes and/or build-outs) or the core and shell of the Building with reasonable promptness (not to exceed one hundred twenty (120) days, subject, however, to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control). If any such damage renders all or a substantial portion of the Premises or Building untenantable, Landlord shall have the right to terminate this Lease (with appropriate prorations of rent being made for Tenant's possession subsequent to the date of such damage of those tenantable portions of the Premises) upon giving written notice to the Tenant at any time within 60 days after the date of such damage; and if such notice is given Landlord shall have no obligation to repair or restore. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of such repairs and restoration. Rent, however, shall abate on those portions of the Premises as are, from time to time, untenantable as a result of such damage. Additionally, if Landlord has determined to repair or restore the Premises or Building as aforesaid, Landlord shall so notify Tenant within sixty (60) days after the date of such damage ("Repair Notice"). The Repair Notice shall include Landlord's estimate of the time required to repair or restore. If such time estimate is less than, or equal to, nine (9) months from the date of such damage, Tenant shall have no right to terminate the Lease. However, if the repair estimate is greater than nine (9) months from the date of such damage, Tenant may terminate the Lease by providing Landlord written notice thereof within ten (10) days after receipt of the Repair Notice. If Tenant does not terminate the Lease and should Landlord be unable to complete the repairs within the nine (9) month repair period, Tenant shall send notice of its intent to cancel the Lease effective on the date that is 60 days after the expiration of the nine month repair period (the "Cancellation Effective Date"). Should Landlord complete the repairs before the Cancellation Effective Date, Tenant's notice to cancel shall be null and void and this Lease shall continue in full force and effect.

             (b) Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Paragraph 11 to repair or restore any portion of any alterations, additions or improvements in the Premises or the decorations thereto except to the extent that such alterations, additions, improvements and decorations were provided by Landlord, at Landlord's cost, at the beginning of the Term.

         12. Waiver of Claims - Indemnification. To the extent not prohibited by law, Landlord shall not be liable for, and Landlord is hereby released by Tenant from all liability for, any damage either to person or property or resulting from the loss of use thereof sustained by Tenant or by other persons claiming through Tenant due to the Property or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening or any accident or event in, on or about the Property, or due to any act or neglect of any tenant or occupant of the Building or of any other person. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and shall apply without distinction as to the person (whether Landlord or other) whose act or neglect was responsible for the damage and whether or not such act or neglect occurred before, at or after the execution of this Lease, and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property of Tenant upon the Premises, or upon receiving and holding areas, or elsewhere in, on or about the Property, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Without limitation of any other provisions hereof, Tenant agrees to defend, protect, indemnify and save harmless Landlord from and against all liability to third parties arising out of the acts of Tenant or any subtenant or the servants, agents, employees, contractors, suppliers, workmen and invitees of Tenant or any subtenant.

         To the extent covered by the insurance required to be maintained by Tenant pursuant to this Lease (plus any deductible amounts), Tenant agrees to indemnify and save harmless, and upon request defend, Landlord against and from any and all claims by or on behalf of any person, arising out of or related to

             (a) Tenant's use or occupancy of the Premises or the conduct of its business, or any activity, work, or thing, permitted or suffered by Tenant, in, on or about the Premises or the Property,

             (b) any occurrence, in, on or about the Premises,

             (c) any breach or default on Tenant's part in the performance or observance of, or compliance with, any term, covenant or condition on Tenant's part to be performed pursuant to the terms of this Lease, or

             (d) any act or negligence of Tenant or any subtenant, or any of their respective agents, contractors, servants, employees, invitees or licensees, from and against all costs, counsel fees, expenses, penalties, fines and liabilities which Landlord may suffer or incur in connection with any such claim and any action or proceeding brought with respect thereto. In the event that any action or proceeding shall be brought by reason of any such claim, against any party to be indemnified hereunder, Tenant covenants that Tenant, upon notice from such party and at Tenant's expense, shall resist and defend such action or proceeding by counsel reasonably satisfactory to such party. All of Tenant's obligations under this Paragraph 12, and any and all sums due from Tenant hereunder shall survive the expiration or termination of this Lease.

         13. Nonwaiver. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. No receipt of moneys by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any rent due, and the payment of said rent shall not waive or affect said notice, suit or judgment.

         14. Condemnation. In the event that the whole of the Premises shall be lawfully condemned or taken for a public or quasi-public use, so that as a result the Premises are rendered untenantable, this Lease shall terminate as of the date that possession is to be surrendered to the condemnor or taking authority. In the event that there shall be a lawful condemnation or taking for any public or quasi-public use of any part of the building, without there being condemned or taken all of the Premises, then, at the option of Landlord, exercisable by notice given to Tenant not later than 90 days after the date upon which Landlord receives notice of the taking or condemnation, this Lease shall terminate as of the date that possession of the Premises taken is required to be surrendered to the condemnor or taking authority. In the event of any such taking or condemnation, of all or any part of the Premises or of all or any part of the Property, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of such taking or condemnation; and all rights of Tenant to damages therefore are hereby assigned by Tenant to Landlord and Tenant shall have no claim against Landlord or the condemnor for the value of the unexpired term of this Lease. However, the foregoing provisions of this section shall not be construed to deprive Tenant of the right to claim and receive payment from the condemnor or taking authority for moving and related expenses as long as such claim or the payment thereof does not reduce the award which Landlord would otherwise be entitled to receive. In the event of any such taking or condemnation of part of the Premises, the Base Rent, the Tax Adjustment and the Operating Expense Adjustment shall be proportionately reduced from the date that possession is required to be surrendered to the condemnor or taking authority.

         15. Assignment And Subletting.

             (a) Tenant shall not, without the prior written consent of Landlord, (i) assign, transfer, convey or mortgage this Lease or any interest hereunder; (ii) suffer to occur or permit to exist any assignment of this Lease, or any lien or charge upon Tenant's interest, involuntarily or by operation of law; (iii) sublet the Premises or any part thereof, or (iv) permit the use of the Premises or any part thereof by any parties other than Tenant and its employees. Any such action on the part of Tenant shall be void and of no effect. Landlord's consent to any assignment, subletting or transfer or Landlord's election to accept any assignee, subtenant or transferee as the tenant hereunder and to collect rent from such assignee, subtenant or transferee shall be at Landlord's sole and exclusive discretion and shall not release Tenant or any subsequent tenant from any covenant or obligation under this Lease. Landlord's consent to any assignment, subletting or transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future assignment, subletting, or transfer. In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings, except as provided by law. Provided that Tenant is not in default hereof, Landlord agrees that it will not unreasonably withhold its consent to a proposed sublet of this Lease. The parties acknowledge that the Landlord shall be entitled to consider, among other things, the net worth of the proposed sublessee, the proposed use of the proposed sublessee, whether the proposed sublessee is considering leasing other space at the Building, the rent to be paid in connection with the proposed sublet and any other reasonable factor in connection with its decision whether to grant its consent to a proposed sublet.

             (b) Notwithstanding the foregoing in Paragraph 15(a) above, Tenant shall be permitted to assign this Lease or sublet all or any portion of the Demised Premises as long as Tenant shall have met each of the following conditions precedent, in which event Landlord's consent will not be required for any transfer, merger, consolidation, or reorganization of Tenant, so long as in any of the foregoing events, the transfer, merger, consolidation or reorganization (1) is not taking place for the purpose of avoiding liability for Tenant's obligations hereunder; and (2) results in an entity which intends to continue the business of Tenant at the Demised Premises; and (3) the resulting entity has a net worth which is at least the same as that of Tenant as of the date hereof or otherwise has the financial ability, in the reasonable opinion of Landlord's accountant, sufficient to meet the obligations of Tenant under this Lease. Notwithstanding the foregoing, Tenant shall provide written notice to Landlord at least 30 days prior to any sublet or assignment under this subparagraph 15(b).

             (c) At least forty five (45) days prior to any proposed subletting or assignment, Tenant shall submit to Landlord a statement seeking Landlord's consent and containing the name and address of the proposed subtenant or assignee, the terms of the proposed sublease or assignment and such financial and other information with respect to the proposed subtenant as Landlord reasonably may request. Landlord shall indicate its consent or non-consent within 15 days of its receipt of said statement.

             (d) In addition to withholding its consent, Landlord shall have the additional right to terminate this Lease as to that portion of the Premises which Tenant seeks to assign or sublet, whether by requesting Landlord's consent thereto or otherwise. Landlord may exercise such right to terminate by giving written notice to Tenant at any time prior to Landlord's written consent to such assignment or sublease. In the event that Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of such portion of the Premises on the later of (i) the proposed date for possession by such assignee or subtenant, or (ii) seventy five (75) days after the date of Landlord's notice of termination to Tenant.

             (e) In the event that Landlord fails to exercise its termination right and its right to withhold its consent as set forth in the preceding paragraph, and in the event that Landlord consents to any assignment or sublease of any portion of the Premises, as a condition of Landlord's consent, if Landlord so elects to consent, Tenant shall pay to Landlord 90% of all profit derived by Tenant from such assignment or sublease. Tenant shall furnish Landlord with a sworn statement, certified by an independent certified public accountant, setting forth in detail the computation of profit (which computation shall be based upon generally accepted accounting principles), and Landlord, or its representatives, shall have access to the books, records and papers of Tenant in relation thereto, and to make copies thereof. Any rent in excess of that paid by Tenant hereunder realized by reason of such assignment or sub-lease shall be deemed an item of such profit. If a part of the consideration for such assignment shall be payable other than in cash, the payment to Landlord shall be payable in accordance with the foregoing percentage of the cash and other non-cash considerations in such form as is satisfactory to Landlord. Such percentage of Tenant's profits shall be paid to Landlord promptly by Tenant upon Tenant's receipt from time to time of periodic payments from such assignee or subtenant or at such other earlier time as Tenant shall realize its profits from such assignment or sublease.

             (f) If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen (15) days prior to the effective date of such sublease and in form satisfactory to Landlord, the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord, at Landlord's option and written request, in the event this Lease terminates before the expiration of the sublease.

             (g) If Tenant is a corporation, a change or series of changes in ownership of stock which would result in direct or indirect change in ownership by the stockholders or an affiliated group of stockholders of more than forty nine percent (49%) of the outstanding stock as of the date of the execution and delivery of this Lease shall be deemed to be a transfer of this Lease for the purpose of Paragraph 15(a). If Tenant is a partnership, joint venture, or a limited liability company, any transaction or series of transactions (including, without limitation, any withdrawal or admittance of a partner, or a member, as the case may be, or any change in any partner's or member's interest, as the case may be, in Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, shall be deemed to be a transfer of Tenant's interest under this Lease for the purposes of Paragraph 15(a). The term "control" as used in this Paragraph 15(f) means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant.

         16. Holdover. If the Tenant or any person claiming through the Tenant shall retain possession of the Premises or any part thereof after the expiration or earlier termination of the Term and if Landlord shall have consented to such continuation of possession, such possession shall be (unless the parties hereto shall otherwise have agreed in writing) deemed to be under a month-to-month tenancy which shall continue until either party shall notify the other in writing, at least 30 days prior to the end of any calendar month, that the party giving such notice elects to terminate such tenancy at the end of such calendar month, in which event such tenancy shall so terminate. Anything contained in the foregoing provisions of this paragraph to the contrary notwithstanding, the rental payable with respect to each such monthly period shall be 1/6 of the per annum Base Rent as adjusted in accordance with subparagraph 4(d) hereof and 1/9 of the Tax Adjustment Amount and of the Expense Adjustment Amount (both calculated in accordance with the provisions of Paragraph 4 hereof) which would have been payable had this Lease been renewed until the end of the calendar year which includes such month on the terms and conditions in effect immediately prior to the expiration or termination of the Term; and such month-to-month tenancy with Landlord's consent shall be upon the same terms and subject to the same conditions as those which are set forth in this Lease except as aforesaid. If Tenant or any person claiming through Tenant shall retain possession of the Premises or any part thereof, after the expiration or earlier termination of the term or of Tenant's right of possession, and if such retention shall be without Landlord's consent, Tenant shall pay Landlord (a) for each month or portion thereof during which such possession continues, an amount equal to the rental to be paid for each month pursuant to the foregoing provisions of this Paragraph when such possession is with Landlord's consent, plus all other sums which would have been payable hereunder had the term continued during such retention of possession and (b) all other damages sustained by Landlord, whether direct or consequential, by reason of such retention of possession. During any such retention of possession without Landlord's consent, all of Tenant's obligations with respect to the use, occupancy and maintenance of the Premises shall continue. The provisions of this Paragraph shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law or in equity and applicable to unlawful retention of possession or otherwise.

         17. Estoppel Certificate. Tenant shall from time to time, within ten days after Tenant's receipt of Landlord's request therefor, execute, enseal, acknowledge and deliver to Landlord, or as Landlord may direct, a written instrument in recordable form (a) certifying (i) that this Lease is in full force and effect and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force and effect as modified, supplemented or amended, and stating such modifications, supplements and amendments) and that this Lease (as modified, supplemented or amended, as aforesaid) represents the entire agreement among Landlord and Tenant as to the Premises and the leasehold; (ii) the dates to which the Base Rent, additional rent and other charges arising hereunder have been paid, (iii) the amount of any prepaid rents or credits due to Tenant, if any; and (iv) that if applicable, Tenant has entered into occupancy of the Premises; (v) the date on which the Term shall have commenced and the corresponding expiration date; and (b) stating, to the best knowledge of Tenant, whether or not all conditions under the Lease to be performed by Landlord prior the date of such certificate have been satisfied and whether or not Landlord is then in default in the performance of any covenant, agreement or condition contained in this Lease and specifying, if any, each such unsatisfied condition and each such default; and (c) stating any other fact or certifying any other condition reasonably requested by Landlord or by any mortgagee or prospective mortgagee or purchaser of the Property or of any interest therein. In the event that Tenant shall fail to complete, execute and deliver any such instrument within ten (10) days after Landlord's request therefor, in addition to committing a default hereunder, Tenant shall be deemed to have irrevocably appointed Landlord or Beneficiary (if Landlord is a trustee of a land trust) as Tenant's attorney-in-fact to execute and deliver any such instrument or instruments in Tenant's name.

         18. Subordination.

             (a) This Lease shall be subject and subordinate at all times to the lien of any mortgage or deed of trust, heretofore or hereafter placed by

Landlord upon any or all of the Premises or the Building the Land, the Property, or any interest therein and of all renewals, modifications, consolidations, replacements and extensions thereof (all of which are hereinafter referred to collectively as a "Mortgage"), all automatically and without the necessity of any further act on the part of Tenant to effectuate such subordination provided that the current holder of the first mortgage encumbering the Property executes and deliveres to Tenant its standard form of subordination and non-disturbance agreement. With respect to holders of mortgages placed of record after the date of this Lease, upon written request by Tenant, Landlord shall use commercially reasonable efforts to have said mortgagee(s) provide Tenant a subordination and non-disturbance agreement. However, Landlord does not ensure that such agreement will be made available to Tenant and it is expressly agreed that Landlord shall have fulfilled its obligations hereunder by using commercially reasonable efforts to obtain such agreement. Tenant shall, at the request of the holder of a Mortgage (the "Mortgagee"), upon foreclosure thereof attorn to the Mortgagee. Tenant shall also execute, enseal, acknowledge and deliver, within 15 days after Tenant's receipt of demand from Landlord or the Mortgagee such further instrument or instruments evidencing such subordination of Tenant's right, title and interest under this Lease to the lien of the Mortgage, and such further instrument or instruments of attornment, as shall be desired by the Mortgagee. In the event that Tenant shall fail to complete, execute and deliver any such instrument within ten (10) days after Landlord's request therefor, in addition to committing a default hereunder, Tenant shall be deemed to have irrevocably appointed Landlord or Beneficiary (if Landlord is a trustee of a land trust) as Tenant's attorney-in-fact to execute and deliver any such instrument or instruments in Tenant's name.

             (b) Anything contained in the foregoing provisions of this Paragraph to the contrary notwithstanding, any Mortgagee may at any time subordinate its Mortgage to this Lease, without the necessity of obtaining Tenant's consent, by giving notice of the same in writing to Tenant, and thereupon this Lease shall be deemed to be prior to such mortgage without regard to their respective dates of execution, delivery or recordation and/or the date of commencement of Tenant's possession, and in that event the Mortgagee shall have the same rights with respect to this Lease as though this Lease shall have been executed, delivered and recorded prior to the execution and delivery of the Mortgage.

             (c) If Landlord is or becomes lessee of premises of which the Premises are a part, Tenant agrees that, automatically and without the necessity of any further act, Tenant's possession shall be as a subtenant and shall be subordinate to the interest of Landlord's lessor, its heirs, personal representatives, successors and assigns (which lessor, its heirs, personal representatives, successors and assigns, or any of them, is hereinafter called

"Paramount Lessor"), but notwithstanding the foregoing, if Landlord's tenancy shall terminate by expiration, by forfeiture or otherwise, then Tenant hereby agrees, upon request of Paramount Lessor, to attorn to Paramount Lessor, and to recognize such lessor as Tenant's landlord for the balance of the term of this Lease and any extensions or renewals hereof. Tenant shall execute, enseal, acknowledge and deliver, upon demand by Landlord or Paramount Lessor, such further instrument or instruments evidencing such subordination of Tenant's right, title and interest under this Lease to the interest of such lessor, and such further instrument or instruments of attornment, as shall be prescribed by the Paramount Lessor.

             (d) It is further agreed that if any Mortgage shall be foreclosed, or if the lease of the Paramount Lessor be terminated, (A) the liability of the Mortgagee or purchaser at such foreclosure sale, or the Paramount Lessor, as the case may be, or the liability of a subsequent owner designated as landlord under this Lease shall exist only so long as such Mortgagee, Paramount Lessor, or such subsequent owner, as the case may be, is the owner of the Property, or any portion thereof, and such liability shall not continue or survive after further transfer of ownership; (B) the Mortgagee, or Paramount Lessor, or such subsequent owner, as the case may be, and their respective successors or assigns that succeed to the interest of the Landlord in the Building or the Land, or acquires the right to possession of the Property, or any portion thereof, shall not be (1) liable for any act or omission of the party named above as the Landlord under this Lease; (2) liable for the performance of Landlord's covenants pursuant to the provisions of this Lease which arise and accrue prior to such entity succeeding to the interest of Landlord under this Lease or acquiring such right to possession; (3) subject to any offsets or defenses which Tenant may have at any time against Landlord; and (4) bound by any rent which Tenant may have paid previously for more than one month; and (C) upon request of the Mortgagee, if the Mortgage shall be foreclosed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage.

         19. Certain Rights Reserved By Landlord. Landlord shall have the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof (except that Landlord shall use commercially reasonable efforts not to materially disrupt Tenant's business operations during the exercising of any such rights), and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim:

             (a) To change the Building's name or street address.

             (b) To install, affix and maintain any and all signs on the exterior and on the interior of the Building.

             (c) To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise (including alterations in the configuration of the common area), in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, and during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of facilities.

             (d) To furnish door keys for the entry door(s) in the Premises at the commencement of the Lease and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. Tenant agrees to purchase for $2.50 per key and $15.00 per card key only from Landlord or Landlord's designee, additional duplicate keys or card keys as required, to change no locks, and to affix no locks on doors without the prior written consent of the Landlord. Notwithstanding the provisions for Landlord's access to Premises, Tenant relieves and releases the Landlord of all responsibility arising out of theft, robbery and pilferage. Upon the expiration of the Term or of Lessee's right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

             (e) To designate and approve all window coverings used in the Building.

             (f) To approve the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld nor delayed. Tenant's movements of property into or out of the Building or Premises and within the Building are entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require permits before allowing any property to be moved into or out of the Building or Premises.

             (g) To establish controls for the purpose of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and Premises and all persons using the Building after normal office hours.

             (h) To regulate delivery and service of supplies in order to insure the cleanliness and security of the Premises and to avoid congestion of receiving areas and freight elevators.

             (i) To show the Premises to lenders, purchasers and investors at reasonable hours and to prospective tenants at reasonable hours during the last twelve months of the Term and, if vacated or abandoned, to show the Premises at any time and to prepare the Premises for re-occupancy.

             (j) To erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises at reasonable locations. Landlord shall use reasonable efforts to perform such work in a non-intrusive and non-visible manner.

             (k) To enter the Premises at any reasonable time to inspect the Premises.

             (1) To grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building. If Landlord elects to make available to tenants in the Building any services or supplies, or arranges a master contract therefor, Tenant agrees to obtain its requirements, if any, therefore from Landlord or under any such contact, provided that the charges therefor are reasonable.

             (m) To prescribe the location and style of the suite number and identification sign or lettering for the Premises.

             (n) To grant to anyone the right to conduct any business or render any service in the Building, whether or not it is the same as or similar to the use expressly permitted to Tenant by Paragraph 5 hereof.

             (o) To require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify themselves to security personnel by registration or otherwise in accordance with Building security controls, and to establish their right to enter or leave in accordance with Exhibit C attached to this Lease.

         20. Rules and Regulations. Tenant shall, and shall cause all of its subtenants and occupants, its and their agents, employees, invitees and licensees to, observe faithfully, and comply strictly with, the rules and regulations attached to this Lease as Exhibit "C", as they may be supplemented and revised by Landlord from time to time, for all tenants, and such other rules and regulations promulgated from time to time by Landlord for all tenants, as in the Landlord's judgment may be desirable for the safety, care and cleanliness of the Building and the Premises, or for the preservation of good order therein. Landlord shall not be liable to Tenant for violation of such rules and regulations by, or for Landlord's failure to enforce the same against, any other tenant, its subtenants and occupants and its and their agents, employees, invitees or licensees, nor shall any such violation or failure constitute, or be treated as contributing to, an eviction, actual or constructive, or affect Tenant's covenants and obligations hereunder, or allow Tenant to reduce, abate or offset the payment of any rent under this Lease.

         21. Landlord's Remedies. If default shall be made in the payment of any rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord and Tenant and such default shall continue for five (5) days, or if default shall be made in the observance or performance of any of the other agreements, covenants or conditions in this Lease (or in any other agreement between Landlord and Tenant) which Tenant is required to observe and perform and such default shall continue for 30 days after written notice to Tenant, or if a default hereunder (or thereunder) involves a hazardous condition and is not cured by Tenant immediately upon written notice to Tenant, or if the interest of Tenant in this Lease shall be levied on under execution or other legal process, or if any voluntary petition in bankruptcy or any similar relief shall be filed by Tenant, or if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within 30 days from the filing thereof, or if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within 30 days from the date of his appointment, or if Tenant shall make an assignment for the benefit of creditors, or if Tenant shall admit in writing Tenant's inability to meet Tenant's debts as they mature, or if Tenant shall cease to occupy the Premises for a period of seven (7) days during the Term (other than during the last sixty (60) days of the Term or if Tenant has ceased to occupy the Premises due solely to Landlord's inability to accommodate Tenant's needs for additional space in the Building), or if Tenant fails to observe or perform any of the covenants with respect to assignment, subletting or transfer set forth in paragraph 15 hereof, or if Landlord, on more than two (2) occasions within any twelve-month period, gives Tenant written notice concerning Tenant's failure to timely pay rent, the Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, without notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

             (a) The whole balance of rent, charges and all other sums payable hereunder, whether or not payable as rent, for the entire balance of the Term, and any renewal or extension thereof, herein reserved or agreed to be paid by Tenant, or any part of such rent, charges and other sums, and also all or any costs and sheriff's, marshal's, constable's or other official's commissions, whether chargeable to Landlord or Tenant, including watchman's wages (collectively the "Outstanding Amount"), shall be taken to be due and payable from Tenant and in arrears as if by the terms of this Lease said balance of rent, charges and other sums and expenses were on that date payable in advance; provided, however, that the amount of any such judgment for the above-referenced Outstanding Amount which shall be due from Tenant to Landlord shall be discounted to present value using an interest factor of 8 percent per annum; and/or

             (b) Landlord may terminate this Lease and the Term, in which event Landlord may forthwith repossess the Premises by legal proceedings, force or otherwise; and/or

             (c) Landlord may terminate Tenant's right of possession and may repossess the Premises by legal proceedings, force or otherwise, without terminating this Lease. After reentry or retaking or recovering of the Premises, whether by termination of this Lease or not, Landlord may, but shall be under no obligation to, relet the same or a portion thereof for such rent and upon such terms as shall be deemed advisable by Landlord; and whether or not the Premises are relet, Tenant shall be liable for any loss of rent for such period as would be the balance of the term of this Lease and any renewals thereof plus the costs and expenses of reletting and of redecorating, remodelling and making repairs and alterations to the Premises for the purpose of reletting, the amount of such liability to be computed monthly and paid by Tenant to Landlord at the end of each month. Landlord shall use its commercially reasonable efforts to relet the Premises provided, however, Landlord shall not be obligated to relet the Premises before any other vacant space in the Building. Landlord shall in no event be liable for, nor shall any damages or other sums to be paid by Tenant to Landlord be reduced by, failure to relet the Premises or failure to collect the rent from any reletting. Tenant shall not be entitled to any rents received by Landlord in excess of the rents provided for in this Lease. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Paragraph 21 from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord; and/or

             (d) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including, without limitation, injunctive relief, and for recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

         If any payment of rent or any other sum, or any part of any such payment, to be made by Tenant under the terms of this Lease shall become overdue for a period in excess of five days Tenant shall pay to Landlord (x) a "late charge" of $.04 for each dollar so overdue, for the purpose of defraying the expense incident to handling such overdue or delinquent payment, and (y) interest on the overdue amount at the Lease Interest Rate (defined below) from the date when such payment was due until the date paid, but in no event more than the amount or rate which is the maximum amount or rate Landlord may lawfully charge in respect of Tenant in such circumstances under applicable law. The "Lease Interest Rate" shall mean the greater of 15% per annum or such variable per annum rate which is from time to time equal to 3% above the base rate as stated by Citibank, N.A. or its successor, or, in the absence of there being a successor to Citibank, N.A. by such other bank having an office in the City of New York as Landlord may from time to time select. Nothing herein shall be construed as waiving any rights of Landlord arising out of any default of Tenant by reason of Landlord's accepting any such late charge or interest; the right to collect a late charge and interest is separate and apart from any other rights or remedies of Landlord after default by Tenant.

         Without limiting the generality of the foregoing, if Tenant shall be in default in the performance of any of its obligations hereunder (after the expiration of applicable notice and cure periods, if any), Landlord, without being required to give Tenant any notice or opportunity to cure, may (but shall not be obligated to do so), in addition to any other rights it may have in law or in equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including reasonable attorneys' fees and other legal expenses, together with interest at the Lease Interest Rate from the dates of Landlord's incurring of costs or expenses.

         Tenant further waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees that five days notice shall be sufficient in any case where a longer period may be statutorily specified.

         In addition to, and not in lieu of any of the foregoing rights granted to Landlord;

             (i) [INTENTIONALLY OMITTED]

             (ii) When this Lease or Tenant's right of possession shall be terminated by covenant or condition broken, or for any other reason, either during the Term of this Lease or any renewal or extension thereof, and also when and as soon as the Term hereby created or any extension thereof shall have expired, it shall be lawful for any attorney as attorney for Tenant to file an agreement for entering in any competent Court an action to confess judgment in ejectment against Tenant and all persons claiming under Tenant, whereupon, if Landlord so desires, a writ of Execution or of Possession may issue forthwith, without any prior writ of proceedings, whatsoever, and provided that if for any reason after such action shall have been commenced the same shall be determined and the possession of the Premises hereby demised remain in or be restored to Tenant, Landlord shall have the right upon any subsequent default or defaults, or upon the termination of this Lease as hereinbefore set forth, to bring one or more action or actions as hereinbefore set forth to recover possession of the said Premises.

         In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

         All remedies available to Landlord hereunder and otherwise available at law or in equity shall be cumulative and concurrent. No determination of this Lease nor taking or recovering possession of the Premises shall deprive Landlord of any remedies or actions against Tenant for rent, for charges, or for damages for the breach of any term, covenant or condition herein contained, nor shall the bringing of any such action for rent, charges or breach of term, covenant or condition, nor the resort to any other remedy or right for the recovery of rent, charges or damages for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession. The failure of Landlord to insist upon strict and/or prompt performance of the terms, agreements, covenants and conditions of this Lease or any of them, and/or the acceptance of such performance thereafter shall not constitute or be construed as a waiver of Landlord's right to thereafter enforce the same strictly according to the tenor thereof in the event of a continuing or subsequent default.

         22. Expenses of Enforcement. Tenant shall pay upon demand all Landlord's costs, charges and expenses including the fees and out-of-pocket expenses of counsel, agents and others retained by Landlord incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which the Tenant causes the Landlord without the Landlord's fault to become involved or concerned.

         23. Covenant of Quiet Enjoyment. Landlord covenants that Tenant, on paying the rent, charges for services and other payments herein reserved or required and on keeping, observing and performing all the other material terms, covenants, conditions, provisions and agreements herein contained on the part of the Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof.

         24. Letter of Credit. Notwithstanding any provision of this Section 24, upon execution of this Lease, Tenant shall deliver to Landlord an irrevocable one (1) year Letter of Credit in the amount of One Hundred Ninety-One Thousand Dollars ($191,000.00) and in the form attached hereto as Exhibit "F" . Said Letter of Credit shall be established with a federally insured financial institution satisfactory to Landlord. Tenant shall renew such Letter of Credit as required by this paragraph for each year (and partial year) of the Term, and shall deliver to Landlord written proof that the same has been timely renewed at least thirty (30) days prior to the expiration thereof. The Letter of Credit shall authorize Landlord, at Landlord's sole option, to draw upon the Letter of Credit by a draft delivered to the issuer thereof accompanied by an affidavit of an authorized agent of Landlord certifying that: (i) the Tenant is in default under the Lease beyond any applicable cure periods, if any, or (ii) that Tenant has failed to timely renew the Letter of Credit. In either such case, Landlord shall be entitled to draw upon the entire amount thereof (the "Collateral") to cure any outstanding default, or, at Landlord's sole option, to apply towards future rent due under the Lease or otherwise as set forth below. Tenant's failure to timely deliver or renew said Letter of Credit shall constitute a default under the Lease.

         If Tenant fails to perform any of its obligations hereunder, after expiration of any applicable notice or grace periods, Landlord may use, apply or retain the whole or any part of the Collateral for the payment of (a) any rent or other sums of money which Tenant may not have paid when due, (b) any sum expended by Landlord on Tenant's behalf in accordance with the provisions of this Lease, and/or (c) any sum which Landlord may expend or be required to expend by reason of Tenant's default, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in Paragraph
21. The use, application or retention of the Collateral, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Collateral) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Collateral is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within ten days after the written demand therefor is made by Landlord, to deposit cash with the Landlord in an amount sufficient to restore the Collateral to its original amount.

         Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Land and the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Collateral to the transferee or mortgagee. In the event of any such transfer or mortgage, the issuer of the Letter of Credit shall re-issue the same in favor of the transferee or mortgagee within ten (10) days of Landlord's written instructions. Upon written acknowledgement of transferee's or mortgagee's receipt of such Collateral, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such Collateral and Tenant shall look solely to such transferee or mortgagee for the return of the Collateral.

         25. Real Estate Broker. Tenant represents that Tenant has dealt with (and only with) Binswanger and Jackson-CrossoONCOR International as brokers in connection with this Lease, whose commission Landlord hereby agrees to pay pursuant to separate agreement between such brokers and Landlord. Insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection therewith. Landlord and Tenant agree to indemnify, defend and hold each other harmless from and against any claims, for a commission or other compensation in connection with this Lease, made by any broker or finder other than the brokers named above who claims to have dealt with or communicated with Landlord or Tenant as the case may be, in connection with this Lease, provided that either party has not in fact retained such broker or finder and has not agreed to pay such broker(s) fees.

         26. Miscellaneous.

             (a) Rights Cumulative. All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law, in equity or otherwise.

             (b) Captions and Usage. The titles appearing in connection with the various sections and paragraphs of this lease are for convenience only; they are not intended to indicate all of the subject matter in the text and they are not to be used in interpreting this Lease nor for any other purpose in the event of any controversy. As used herein (i) the term "person" shall be deemed to include a natural person, a trustee, a corporation, a joint venture, a partnership, a limited liability company, a governmental unit and any other form of legal entity; (ii) all usages in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well; the use of any gender includes all genders.

             (c) Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of the Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Paragraph 15 hereof.

             (d) Lease Contains All Terms. All of the representations and obligations of Landlord are contained herein, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the parties unless in writing signed by both parties or by a duly authorized agent of such party empowered by a written authority signed by such party.

                  (e) Delivery for Examination. Submission of the form of the Lease for examination shall not bind Landlord in any manner, and no Lease or obligations of the Landlord shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each; provided, however, the execution and delivery by Tenant of this Lease to Landlord or Manager, or the leasing agent of the Building shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be revoked for thirty (30) days after such delivery.

             (f) No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

             (g) Modification of Lease. If any prospective Mortgagee or Paramount Lessor requires that certain modifications be made to this Lease, which modifications will not require Tenant to pay any additional amounts or otherwise change materially the rights or obligations of Tenant hereunder, Tenant shall, within ten (10) days following Landlord's request, execute and deliver appropriate instruments effecting such modifications. Tenant's failure to complete, execute and deliver any such modifications within five (5) days after Landlord's request therefor shall be deemed a material default under Paragraph 21 hereof, or, at Landlord's sole option, Tenant shall be deemed to have irrevocably appointed Landlord or Beneficiary (if Landlord is a trustee of a land trust) as Tenant's attorney-in-fact to execute and deliver such modifications in Tenant's name.

             (h) [INTENTIONALLY OMITTED

             (i) Transfer of Landlord's Interest. Notwithstanding anything contained herein to the contrary, Tenant agrees that neither Landlord nor any partner in Landlord or Beneficiary, as the case may be, nor any other person having any interest, direct or indirect, immediate or more removed than immediate, in Landlord or Beneficiary, as the case may be, shall have any personal liability with respect to any of the provisions of this Lease and Tenant shall look solely to the estate and property of Landlord in the Land and the Building for the satisfaction of Tenant's remedies, including without limitation, the collection of any judgment or the enforcement of other judicial process requiring the payment or expenditure of money by Landlord, subject, however, to the prior rights of any Mortgagee, and no other assets of Landlord and Beneficiary (if Landlord is a trustee of a land trust) or its partners, or of any other aforesaid person having an interest in Landlord or Beneficiary, as the case may be, shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claims. Without limitation of the foregoing, upon each transfer of the Land and the Building and the landlord's interest in this Lease, the transferor shall automatically be released from all liability under this Lease. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that, subject to the other provisions of this Section, Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

             (j) Prohibition Against Recording. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

             (k) Covenants and Conditions. All of the covenants of Tenant hereunder shall be deemed and construed to also be "conditions", if Landlord so elects, as well as "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

             (l) Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

             (m) Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts, as Landlord in its sole discretion, may elect.

             (n) Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (or the application of such term, provision or condition to persons or circumstances other than those in respect of which it is invalid or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

             (o) Waiver of Trial by Jury. Landlord and Tenant hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage in any emergency statutory or any other statutory remedy.

             (p) Tenant's Authority. Tenant hereby represents that Tenant is a corporation, duly organized pursuant to the laws of the Commonwealth of Pennsylvania, and is authorized to conduct business in the Commonwealth of Pennsylvania. Upon the execution of this Lease, Tenant shall furnish Landlord with a certified copy of _________, certified by Tenant's secretary as being a true and correct copy of such _____________. The persons executing this Lease on behalf of Tenant further represent and warrant that they are duly authorized to do so, and that they occupy the positions with Tenant as delineated on the signature page(s) of this Lease.

             (q) Moving Allowance. Provided Tenant is not in default hereunder, Landlord shall reimburse Tenant an amount not to exceed $50,860.00 (the "Moving Allowance"). Payment shall be conditioned upon presentation of paid invoices equal to, or in excess of, the Moving Allowance. Such expenditures shall have been incurred in the relocation of Tenant's personal property and equipment from its current place of business to the Premises.

             (r) Landlord Representation. Landlord hereby represents and warrants that as of the date hereof, it is the fee simple owner of the Building and the Premises and it has the right and authority to lease the Premises to Tenant pursuant to this Lease.


         27. Notices. All notices to be given under this Lease shall be in writing and delivered personally or by reputable overnight courier, or deposited in the United States mail, certified or registered mail with return receipt requested, postage prepaid, addressed as follows:

                  If to Landlord:

                  Philadelphia Freedom Partners, L.P.
                  c/o Amerimar Triad Management Company, Inc.
                  Triad Building - Suite 320
                  2200 Renaissance Boulevard
                  King of Prussia, PA  19406
                  Attention:  Property Manager
                  with a copy to:

                  Amerimar Enterprises, Inc.
                  210 West Rittenhouse Square, Suite 1900
                  Philadelphia, PA  19103
                  Attention: Gerald Marshall
                             Howard Treatman, Esquire


or to such other person or such other address designated by notice sent by Landlord or Tenant.

                  If to Tenant:

                  At the address set forth at the
                  beginning of this Lease,

                  With a copy to:

                  Brad Molotsky, Esquire
                  Pepper, Hamilton & Sheetz
                  3000 Two Logan Square
                  18th and Arch Streets
                  Philadelphia, PA  19103-2799


And after occupancy of the Premises by Tenant, at the Premises, or to such other address as is designated by Tenant in a notice to Landlord.

Notice by mail shall be deemed to have been given when deposited in the United States mail as aforesaid. Notice from the building or property manger shall be deemed to be notice from Landlord. If Tenant vacates the Premises, then notices may be served on the Tenant's registered agent, or if there be no agent, then notices may be by publication.

         28. Hazardous Materials. (a) Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Hazardous Material" (as defined below) upon or about the Property, nor permit Tenant's employees, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in offices (or such other business or activity expressly permitted to be undertaken in the Premises under Paragraph 5); provided that such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable law and the manufacturers' instructions thereto, and any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease.

         (b) Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material, (iii) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises, and (iv) any matters where Tenant is required by law to give a notice to any governmental regulatory authority respecting any Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefor, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by law. The term "Hazardous Material" for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

         (c) If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors, on or about the Property in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable laws clean up and remove the Hazardous Material from the Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense. Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Article within five (5) days after written notice by Landlord, or such shorter time as may be required by law or in order to minimize any hazard to persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable law).

29. ADA. The parties acknowledge that the Americans with Disabilities Act of 1990 (42 U.S.C. ss.12101 et seq.) and regulations and guidelines promulgated thereunder, as amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements under Title III of the ADA ("Title III") pertaining to business operations, accessibility and barrier removal, and that such requirements may be unclear and may or may not apply to the Premises and the Building. The parties acknowledge and agree that Tenant has been provided an opportunity to inspect the Premises and the Building sufficient to determine whether or not the Premises and the Building in their condition as of the date hereof deviate in any manner from the ADA Accessibility Guidelines ("ADAAG") or any other requirements under the ADA pertaining to the accessibility of the Premises or the Building. Tenant further acknowledges and agrees that except as may otherwise be specifically provided herein, Tenant accepts the Premises and the Building in "as-is" condition and agrees that Landlord makes no representation or warranty as to whether the Premises or the Building conform to the requirements of the ADAAG or any other requirements under the ADA pertaining to the accessibility of the Premises or the Building. Tenant has prepared or reviewed the plans and specifications for the Landlord's Work and the Tenant's Work within the Premises and the architect hired to prepare such plans will independently determine that such plans and specifications are in conformance with the ADAAG and any other requirements of the ADA. Tenant further acknowledges and agrees that to the extent that Landlord prepared, reviewed or approved any of those plans and specifications, such action shall in no event be deemed any representation or warranty that the same comply with any requirements of the ADA. Notwithstanding anything to the contrary in this Lease, the parties hereby agree to allocate responsibility for Title III compliance as follows: (a) Tenant shall be responsible for all Title III compliance and costs in connection with the Premises, including structural work, if any, and including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, and (b) Landlord shall perform, and Tenant shall be responsible for the cost of, any so-called Title III "path of travel" requirements triggered by any construction activities or alterations in the Premises. Except as set forth above with respect to Landlord's Title III obligations, tenant shall be solely responsible for all other requirements under the ADA relating to the Tenant or any affiliates or persons or entities related to the Tenant (collectively, "Affiliates"), operations of the Tenant or Affiliates, or the Premises, including, without limitation, requirements under Title I of the ADA pertaining to Tenant's employees.

         IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound hereby, have executed this Agreement of Office Lease as of the day and year first above written.

TENANT:                                      LANDLORD:

OWOSSO CORPORATION                           PHILADELPHIA FREEDOM PARTNERS,
                                             L.P.
By:       John H. Wert, Jr.
   ---------------------------------
                                             By:      Amerimar Triad Management
         Its:  Svp. Finance & CFO                     Co., Inc., as Agent for
             -----------------------                  Owner
                    (Title)


Attest:     John A. Craft                    By:      Steven Gleason
       -----------------------------            ------------------------------

Its:   Director Corporate Accounting         Its:    President
     --------------------------------            -----------------------------

                                    EXHIBIT A

              [This Exhibit includes a plan of the leased premises]

                                    EXHIBIT B

                                 LANDLORD'S WORK



Work to be completed as set forth on Plan SK-2 dated August 20, 1996 by Polek Schwartz Architects for Owosso Corporation (Project Number 96-020-135), Triad Building, First Floor, "B" wing.

                               EXHIBIT C TO LEASE

                                       FOR

                               THE TRIAD BUILDING

                               KING OF PRUSSIA, PA


                              RULES AND REGULATIONS


         (a) Any sign, lettering, picture, notice, or advertisement installed within Tenant's Premises which is visible to the public from within the Building shall be installed at Tenant's cost and in such manner, character and style as Landlord may approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in any position so as to be visible from inside or outside the Building.

         (b) The use of the name of the Building or of pictures or illustrations of the Building in advertising or other publicity, without prior written consent of Landlord, is prohibited.

         (c) Tenant, its subtenants and its and their customers, invitees, licensees, and guests

             (i) shall not obstruct sidewalks, entrances, passages, atrium, courts, corridors, vestibules, halls, elevators and stairways in and about the Building,

             (ii) shall not use sidewalks, entrances, passages, atrium, courts, corridors, vestibules, halls, elevators and stairways, outside of the Premises, in and about the Building, for storage or as a waiting area or reception area,

             (iii) shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building, and will promptly remove the same upon notice from Landlord,

             (iv) shall not make noises, cause disturbances, conduct itself or permit its employees, agents, licensees, invitees or contractors to conduct themselves in a manner inconsistent with the comfort, safety or convenience of other tenants or the first-class character of the Building or create vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit sound, waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices inside or outside of the Premises,

             (v) shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises as specified in its lease,

             (vi) shall refrain from attempting to adjust any controls,

             (vii) shall not waste, and shall not suffer or permit to be wasted, electricity or water and shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning,

             (viii) shall keep public corridor doors closed, and

             (ix) shall neither install nor operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the written permission of the Landlord.

         (d) Bicycles shall not be permitted in the Building in other than Landlord-designated locations.

         (e) Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

         (f) Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

         (g) No person or contractor not employed by Landlord shall be used to perform window washing, cleaning, or other work in the Premises.

         (h) Unless Landlord so consents, Tenant shall not, and Tenant shall not permit or suffer anyone to:

             (i) Cook in the premises other than a microwave oven as part of pantry operations;

             (ii) Place vending or dispensing machines of any kind in or about the Premises; or

             (iii) At any time sell, purchase or give away, or permit the sale, purchase or gift of, food in any form.

             (iv) Use the Premises for lodging or for any immoral or illegal purposes.

             (v) Use the Premises to engage in the manufacture or sale of, or permit the use of, any spirituous, fermented, intoxicating or alcoholic beverages on the Premises.

             (vi) Use the premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs.

         (i) Tenant must move into the Building only between the hours of 6:00 p.m. and 11:00 p.m. Monday through Friday or Saturday and Sunday between the hours of 10:00 a.m. and 3:30 p.m. Tenant must move out of the Building only between the aforementioned hours. Tenant must pay prevailing wages to maintenance crew per man for assisting Tenant's move-out.

         (j) Access to the Building or to the halls, corridors, elevators and stairways in the Building may be restricted, and access at all times shall be gained only by exhibiting an appropriate security pass or by otherwise complying with the established Building security regulations. Landlord may from time to time establish security controls and regulations for the purpose of regulating or restricting access to the Building, and Landlord may restrict access to washrooms by key, key combination or other security device. Tenant shall abide by all such security controls and regulations so established.

         (k) A directory of the Building shall be located in the lobby of the Building and one line thereof shall be available for Tenant's name and will be provided at the expense of Landlord. Any additional names or modifications to existing name(s) requested by Tenant in the directory other than Tenant's name must be approved by Landlord in writing, and, if so approved, will be provided at the sole expense of Tenant.

         (l) Service requirements of Tenant will be attended to only upon application at the management office for the Building. Employees of Landlord, its beneficiaries or the managing agent of the Property shall not perform any work or do anything outside of their duties unless under special instructions from Landlord.

         (m) The toilet rooms, urinals, wash bowls and the other bathroom apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees, agents, licensees, invitees or contractors, shall have caused it.

         (n) Tenant shall not use or permit to be brought into the Premises or the Building any flammable oils or fluids, or any explosive or other articles deemed hazardous to persons or property, or do or permit to be done anything in or upon the Premises, or bring or keep anything therein, which shall not comply with all rules, orders, regulations or requirements of any organization, bureau, department or body having jurisdiction with respect thereto (and Tenant shall at all time comply with all such rules, orders, regulations or requirements), or which shall invalidate or increase the rate of insurance on the Building, its appurtenances, contents or operation.

         (o) Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanisms thereof, or make or permit to be made any keys or security access cards for any door other than those provided by Landlord. If more than two keys or security access cards are desired, Landlord will provide them to Tenant upon payment therefor by Tenant. Upon termination of this Lease or of Tenant's possession, Tenant shall surrender all keys or security access cards to the Premises and all keys or security access cards for offices, rooms or toilet rooms which have been furnished to Tenant or which Tenant shall have made, and in the event of loss of any keys or security access cards so furnished, Tenant shall pay Landlord therefor.

                                    EXHIBIT D
                                    ---------

                              Schedule of Base Rent
                              ---------------------

                             Annual               Monthly
Period                      Base Rent            Base Rent
------                      ---------            ---------
October 1, 1996 -
  September 30, 1997        $186,020.45          $ 15,501.70
October 1, 1997 -
  September 30, 1998        $231,031.55          $ 19,252.63
October 1, 1998 -
  September 30, 1999        $255,952.95          $ 21,329.41
October 1, 1999 -
  September 30, 2006        $305,160.00          $ 25,430.00

                                   EXHIBIT F

                            Form of Letter of Credit
                            ------------------------

                               [Bank Letterhead]

            Irrevocable Unconditional Letter of Credit No. _________

August ______, 1996


Philadelphia Freedom Partners, L.P.
c/o Amerimar Enterprises, Inc.
210 W. Rittenhouse Square
Suite 1900
Philadelphia, PA  19103

Dear Sir/Madam:

By order of our client, Owosso Corporation, a Pennsylvania corporation ("Owosso"), we hereby open our irrevocable, unconditional Letter of Credit No. ________ in favor of Philadelphia Freedom Partners, L.P., for an amount equal to One Hundred Ninety-One Thousand Dollars ($191,000.00), U.S., effective immediately.

This Letter of Credit shall expire automatically on September 30, 1997 ("First Expiry Date"), unless extended or terminated as set forth herein. This Letter of Credit shall be automatically extended, without amendment (except for the amount of a permitted site draft as described below), for nine (9) additional one (1) year periods on each anniversary of the First Expiry Date (each an "Extended Expiry Date") unless Philadelphia Freedom Partners, L.P.
receives written notice from us, ______________________________________________
__________________________________________("Issuer"), by certified mail, return receipt requested, at least thirty (30) days prior to the First Expiry Date or Extended Expiry Date then in effect, that this Letter of Credit will not be extended for an additional one (1) year period ("Notice"). If Issuer gives such Notice, this Letter of Credit shall expire at the close of business at the offices of Issuer on the First Expiry Date or Extended Expiry Date, as applicable.

Site drafts may be made in the full face amount or in any partial amount. Funds under this Letter of Credit are available to you against your site draft on us mentioning thereon our Letter of Credit No. ____, accompanied by an affidavit of an authorized agent of Landlord certifying that: (i) Owosso is in default under the Lease beyond any applicable cure periods, if any, or (ii) Owosso has

Philadelphia Freedom Partners, L.P.
c/o Amerimar Enterprises, Inc.
August    , 1996
Page -2-



failed to timely renew this Letter of Credit, or (iii) Issuer has sent us timely notice that this Letter of Credit will not be extended for an additional one (1) year period, and Owosso has not provided us with a satisfactory replacement at least thirty (30) days prior to the First Expiry Date or Extended Expiry Date, as applicable.

This Letter of Credit is transferable and may be transferred one or more times upon receipt of your written instructions. We will reissue this Letter of Credit in favor of any transferee within ten (10) days of the date of your written instructions.

We hereby agree with you that all site drafts drawn in accordance with the terms of this Letter of Credit will be duly honored upon presentment and delivery to Issuer's office at ____________________________________________________________
__________________________________________on or before the First Expiry Date or the Extended Expiry Date, as applicable. If a site draft is delivered to us on or before 12:00 noon on any day on which we are open for business, it will be will honored and paid on the next day on which we are open for business, and if a site draft is delivered to us after 12:00 noon on any day on which we are open for business, it will be will honored and paid on the second day thereafter on which we are open for business.

Except as otherwise specified herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500, 1993 revision ("UCP"), and shall be subject to the Pennsylvania Uniform Commercial Code with respect to those matters not addressed by the UCP.

Very truly yours,

[Name of Bank]


By:
   --------------------------------

Title:
      -----------------------------



                                       -7-